THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS SECURITY, INCLUDING PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT DATED OF EVEN DATE HEREWITH BETWEEN LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., AS THE INITIAL HOLDER OF THIS SECURITY, AND THE CIT GROUP/BUSINESS CREDIT, INC. A COPY OF SUCH INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (OID). PURSUANT TO TREASURY REGULATION SECTION 1.1275-3(b)(1), JAMES C. DODD, A REPRESENTATIVE OF THE ISSUER, WILL, BEGINNING TEN DAYS AFTER THE ISSUE DATE OF THIS SECURITY, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION SECTION 1.1275- 3(b)(1)(i). MR. DODD MAY BE REACHED AT TELEPHONE NUMBER (602) 631-4005.

                              AMENDED AND RESTATED
                          SECURED SENIOR NOTE DUE 2001


$5,000,000.00                               Originally Issued December 31, 1999,
                                      Amended and Restated as of August 17, 2000

         FOR VALUE RECEIVED, SIMULA, INC., an Arizona corporation (the "COMPANY"), SIMULA SAFETY SYSTEMS, INC., an Arizona corporation ("SSSI"), SIMULA TRANSPORTATION EQUIPMENT CORPORATION (formerly known as Intaero, Inc.), an Arizona corporation ("SIMTECH"), AI CAPITAL CORP. (formerly known as Airline Interiors, Inc.), an Arizona corporation ("AIRLINE INTERIORS"), SIMULA ARTCRAFT INDUSTRIES INC. (formerly known as Artcraft Industries Corp.), an Arizona corporation ("ARTCRAFT INDUSTRIES"), SIMULA COMPOSITES CORPORATION (formerly known as Viatech, Inc.), a Delaware corporation ("COMPOSITES"), SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an Arizona corporation ("SASD"), SIMULA TECHNOLOGIES, INC., an Arizona corporation ("STI"), INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC., an Arizona corporation ("ICSE"), SIMULA POLYMER SYSTEMS, INC., an Arizona corporation ("POLYMER"), SIMULA AUTOMOTIVE SAFETY DEVICES LIMITED, a company organized and existing under the laws of the United Kingdom ("SIMULA AUTOMOTIVE UK"), and CCEC CAPITAL CORP., an Arizona corporation ("CCEC" and, together with the Company, SSSI, SimTech, Airline Interiors, Artcraft Industries, Composites, SASD, STI, ICSE, Polymer and Simula

                                     TERM A NOTE

Automotive UK, the "COMPANY PARTIES"), hereby jointly and severally promise to pay to the order of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER"), or any registered assigns (including the Purchaser, the "Holder"), the sum of FIVE MILLION DOLLARS ($5,000,000.00) in immediately available funds and in lawful money of the United States of America, together with interest thereon, all as provided in this Amended and Restated Secured Senior Note Due 2001 (as amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time, this "NOTE").

         This Note was originally issued by the Company Parties to the Purchaser on December 31, 1999 (the "ORIGINAL ISSUE DATE"), as a Secured Senior Note Due 2000 in the principal amount of $5,000,000 (the "ORIGINAL TERM A NOTE"), in connection with the consummation of the transactions contemplated by that certain Securities Purchase Agreement dated as of December 31, 1999 (as amended by a First Amendment to Securities Purchase Agreement dated as of May 25, 2000, the "SECURITIES PURCHASE AGREEMENT"), by and between the Company and certain of its Affiliates, on the one hand, and the Purchaser, on the other hand, and has been amended and restated on the terms and conditions stated herein in connection with the execution and delivery of a Second Amendment to Securities Purchase Agreement dated as of August 17, 2000 (the "SECOND AMENDMENT"). The Original Term A Note shall continue in full force and effect as amended and restated by this Note. All references to the Securities Purchase Agreement below shall mean the Securities Purchase Agreement as amended by the Second Amendment, and all capitalized terms used and not otherwise defined in this Note shall have the meanings set forth in the Securities Purchase Agreement.

         The Indebtedness evidenced by this Note, including the payment of principal of, premium, if any, interest on and all other amounts owing under this Note, shall rank PARI PASSU with all other Senior Indebtedness of the Company Parties. Without limiting the generality of the foregoing, the Indebtedness evidenced by this Note shall constitute "Senior Indebtedness" as such term is defined in the Indenture dated as of April 1, 1997, among the Company, the "Subsidiary Guarantors" (as such term is defined therein) and Bank One, Columbus, NA, as trustee thereunder.

         1. PAYMENT OF INTEREST; DEFAULT RATE. So long as no Default or Event of Default shall have occurred and be continuing, the Company Parties jointly and severally agree to pay interest in cash on the unpaid principal balance of this Note from the Original Issue Date until fully paid at a rate per annum equal to fifteen percent (15.0%). Interest on this Note shall be payable monthly in arrears on the last Business Day of each calendar month (or portion thereof), commencing on January 31, 2000 (each an "INTEREST PAYMENT DATE"). Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, including the first and the last day.

                  If any Default or Event of Default shall occur and be continuing, then, in addition to the rights and remedies available to the Holder under the Securities Purchase Agreement, this Note, the other Investment Documents and Applicable Laws, the Company Parties jointly and severally agree to pay interest in cash on the unpaid principal balance of, premium, if any, accrued and unpaid interest on, and all other amounts owing under this Note at a rate per annum (the "DEFAULT RATE") equal to fifteen percent (15.0%), PLUS two


                                      -2-
                                  TERM A NOTE
percent (2.0%) during the first sixty (60) days that such Default or Event of Default remains uncured or unwaived and, thereafter, such rate shall further increase by one percent (1.0%) per annum over the applicable rate during the first sixty (60) day period or subsequent thirty (30) day period, as the case may be, for each additional thirty (30) days that such Default or Event of Default remains uncured or unwaived.

         2. PAYMENT OF PRINCIPAL; MATURITY DATE. The Company Parties jointly and severally agree to pay in full the entire outstanding principal balance of this Note, outstanding premium, if any, accrued and unpaid interest and all other unpaid amounts owing under this Note on October 1, 2001 (the "Maturity Date").

         3. OPTIONAL PREPAYMENTS.

               (a) The Company Parties may voluntarily prepay this Note, in whole or in part, as follows:

                    (i) at 102.0% of the principal balance being prepaid at any time on or before December 31, 2000;

                    (ii) at 101.333% of the principal balance being prepaid at any time after December 31, 2000 and on or before March 31, 2001;

                    (iii) at 100.667% of the principal balance being prepaid at any time after March 31, 2001 and on or before June 30, 2001; and

                    (iv) at 100.0% of the principal balance being prepaid at any time after June 30, 2001 and on or before October 1, 2001.

Each percentage set forth above is referred to herein as the "PREPAYMENT PERCENTAGE" applicable to any prepayment. Any prepayment of this Note made under this Section 3 shall also include premium, if any, and all accrued and unpaid interest on the then outstanding principal balance of this Note through the date of prepayment. No Prepayment Percentage shall be applicable to any optional prepayment pursuant to this SECTION 3 if the Holder requires the Company Parties to prepay this Note prior to the payment of such optional prepayment upon a Change in Control pursuant to SECTION 5.

               (b) If the Company Parties elect to prepay all or any portion of this Note, the Company shall furnish written notice to the Holder with respect to each voluntary prepayment not less than thirty (30) days prior to the date of prepayment. Such notice shall specify the principal balance of this Note to be prepaid on such date and shall be irrevocable. Notice of prepayment having been given as aforesaid, the Company Parties shall make a prepayment to the Holder on such prepayment date in an aggregate amount equal to (i) (A) the Prepayment Percentage applicable to such prepayment, MULTIPLIED BY (B) the principal amount of this Note specified in such prepayment notice to be prepaid on such prepayment date, PLUS (ii) premium, if any, and all accrued and unpaid interest through the date of prepayment.


                                      -3-
                                  TERM A NOTE

         4. MANDATORY PREPAYMENTS. In addition to the mandatory prepayments required to be made by the Company pursuant to SECTION 5:

               (a) ASSET SALES. If at any time any Company Party intends to consummate any Asset Sale (including, without limitation, any Asset Sale involving the sale of the Voting Stock, or all or substantially all of the assets, of any of its Subsidiaries) in any Fiscal Year (which Asset Sale, when taken together with any other Asset Sales in the same Fiscal Year, exceeds aggregate proceeds of $25,000), it shall, within ten (10) Business Days prior to the proposed date of consummation of such Asset Sale, notify the Holder in writing of the proposed Asset Sale (including, without limitation, the subject matter and the material terms thereof and the proposed date of consummation) and the proposed use of the proceeds to be derived from such Asset Sale. Within two
(2) Business Days following the Holder's receipt of such written notice, the Holder may, by written notice furnished to the Company, direct the applicable Company Party to apply all Net Available Cash derived from such Asset Sale to prepay the outstanding principal balance of, premium, if any, and accrued and unpaid interest on this Note. If the Holder directs such Company Party to make the mandatory prepayment contemplated by this SECTION 4(a), such Company Party shall make such prepayment within one (1) Business Day following the receipt of the Net Available Cash derived from such Asset Sale.

               In addition, to the extent that any Company Party receives any cash or cash equivalents upon the sale, conversion, collection or other liquidation of any non-cash proceeds from such Asset Sale, the Company shall notify the Holder in writing within two (2) Business Days of such receipt. The Holder may, within five (5) Business Days after receipt of such written notice, direct such Company Party (by written notice furnished to the Company) to make a mandatory prepayment under this SECTION 4(a) with such cash or cash equivalents and, if the Holder so directs such Company Party, such Company Party shall make such mandatory prepayment within one (1) Business Day following its receipt of the Holder's notice.

               (b) [INTENTIONALLY OMITTED.]

               The mandatory prepayments provided for in this SECTION 4 shall be paid at 100.0% (I.E., without premium) of the principal amount required to be prepaid, and shall be accompanied by the payment of any accrued and unpaid interest on, and other amounts owing under, this Note through the date of prepayment, all as provided for above.

         5. CHANGE IN CONTROL. If a Change in Control shall occur at any time, the Holder may, at its sole election, require the Company Parties to prepay this Note, in whole or in part, at any time during the one hundred and eighty (180) day period following the occurrence of the Change in Control, at 102.0% of the principal balance of this Note, PLUS all accrued and unpaid interest on, and other amounts owing under, this Note through the date of prepayment. The Company shall notify the Holder in writing, if possible, of any Change in Control at least five (5) days prior to the date that such Change in Control is scheduled to occur. The Company shall also notify the Holder of the date on which any Change in Control shall have actually occurred within one (1) Business Day after such date and shall inform the Holder, in such notification, of the Holder's right to require the Company Parties to prepay this Note as provided in this
SECTION 5 and of the date on which such right shall


                                      -4-
                                  TERM A NOTE
terminate. If the Holder elects to require the Company Parties to prepay this Note pursuant to this SECTION 5, it shall furnish a written notice to the Company advising the Company of such election and the outstanding principal balance hereof, premium, accrued and unpaid interest and all other amounts to be prepaid. The Company Parties jointly and severally agree to prepay this Note in accordance with this SECTION 5, SECTION 7 and such written notice within one (1) Business Day after its receipt of such written notice.

         6. HOLDER ENTITLED TO CERTAIN BENEFITS. This Note is one of the "Notes" referred to in, and the Holder is entitled to the rights and benefits under, the Securities Purchase Agreement, including, without limitation, the right to accelerate the outstanding principal balance of, premium, if any, and accrued and unpaid interest on, and all other amounts owing under this Note upon the occurrence of an Event of Default. In addition, this Note is secured by the "Collateral" referred to in the Collateral Documents and is guaranteed by the Subsidiary Guarantors under the Guaranty.

         7. MANNER OF PAYMENT. Payments of principal, interest and other amounts due under this Note shall be made no later than 2:00 p.m. (noon) (Los Angeles time) on the date when due and in lawful money of the United States of America and (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to the Company and, if to the Purchaser, to: Bank of America, Century City, Private Banking, 2049 Century Park East, Los Angeles, California 90067; ABA No. 121000358; Account No. 1154603239; Attention: Cheryl Stewart (or such other place of payment as the Purchaser may designate in writing). All such payments shall be made without any deduction whatsoever, including, without limitation, any deduction for set-off, recoupment, counterclaim or taxes. Any payments received after 2:00 p.m. (noon) (Los Angeles time) shall be deemed to have been received on the next succeeding Business Day. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the immediately preceding Business Day, together with all accrued and unpaid interest through the actual due date of payment.

         8. MAXIMUM LAWFUL RATE OF INTEREST. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on this Note is ever reduced as a result of this SECTION 8 and at any time thereafter the maximum rate permitted under Applicable Law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under Applicable Law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this SECTION 8.

         9. WAIVERS. Each Company Party hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind whatsoever to which it may be entitled under Applicable Law or otherwise, except for notices to which the Company Parties are expressly entitled under this Note.

         10. REGISTRATION OF NOTES. Each Company Party shall maintain at its principal executive office a register in which it shall register this Note, any Assignments of this Note or any other notes issued hereunder and any other notes issued upon surrender hereof and thereof. At the option of the Holder, this Note may be exchanged for one or more new notes


                                      -5-
                                  TERM A NOTE
of like tenor in the principal denominations requested by the Holder, and the Company Parties shall, within three (3) Business Days after the surrender of this Note at the Company's principal executive offices, deliver to the Holder such new note or notes. In addition, each Assignment of this Note, in whole or in part, shall be registered on the register immediately following the surrender of this Note at the Company's principal executive offices. The Company may require the Holder, as a condition to the registration of any Assignment hereunder, to represent and warrant to the Company that the Assignment complies with applicable federal or state securities laws and to deliver an opinion of its legal counsel to such effect.

         11. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of any Assignment, the Company Parties may treat the Person in whose name any Note is registered as the owner and Holder of such Note for all purposes whatsoever, and the Company Parties shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder may grant to any other Person participations from time to time in all or any part of this Note on such terms and conditions as may be determined by the Holder in its sole and absolute discretion, subject to applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein or otherwise, nothing in this Note, the Securities Purchase Agreement or any other Investment Document or otherwise shall confer upon the participant any rights in the Securities Purchase Agreement or any other Investment Document, and the Holder shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of this Note, the Securities Purchase Agreement and any other Investment Document.

               In addition, the Holder may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of this Note, the Securities Purchase Agreement or any other Investment Document, waive any of the provisions hereof or thereof or exercise or refrain from exercising any other rights or remedies which the Holder may have under this Note, the Securities Purchase Agreement, any other Investment Document or otherwise. Notwithstanding the foregoing, the Holder will not agree with the Company Parties, without the prior written consent of the participant (which consent shall be given or affirmatively withheld not later than three (3) Business Days after the Holder's written request therefor): (a) to reduce the principal of or rate of interest on this Note or (b) to postpone the date fixed for payment of principal of or interest on the Indebtedness evidenced by this Note. If the participant does not timely reply to the Holder's request for such consent, the participant shall be deemed to have consented to such agreement and the Holder may take such action in such manner as the Holder determines in the exercise of its independent business judgment.

         12. ASSIGNMENT AND TRANSFER. Subject to Applicable Law, the Holder may, at any time and from time to time and without the consent of any Company Party, assign or transfer to one or more Persons all or any portion of this Note or any portion thereof (but not less than $500,000 in principal amount in any single assignment (unless such lesser amount represents the entire outstanding principal balance hereof)). Upon surrender of this Note at the Company's principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, the Company Parties shall, at their expense and within three (3) Business Days of such surrender, execute and deliver one or


                                      -6-
                                  TERM A NOTE
more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled. If the entire outstanding principal balance of this Note is not being assigned, the Company Parties shall issue to the Holder hereof, within three (3) Business Days of the date of surrender hereof, a new note which evidences the portion of such outstanding principal balance not being assigned. If this Note is divided into one or more Notes and is held at any time by more than one Holder, any payments of principal of, premium, if any, and interest or other amounts on this Note which are not sufficient to pay all interest or other amounts due thereunder, shall be made PRO RATA with respect to all such Notes in accordance with the outstanding principal amounts thereof, respectively.

         13. LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Company Parties shall issue and deliver within three (3) Business Days a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         14. COSTS OF COLLECTION. The Company Parties jointly and severally agree to pay to the Holder all costs and expenses, including the fees and expenses of all attorneys, accountants and other experts retained by the Holder, which are expended or incurred by or on behalf of the Holder in connection with
(a) the collection and enforcement of this Note, whether or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to this Note or the Indebtedness evidenced hereby; (c) the protection or preservation of any rights or remedies of the Holder under this Note; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note; (e) any actions taken in reviewing the Company's or any of its Subsidiaries' financial affairs if any Default or Event of Default shall have occurred or the Holder shall have determined in good faith that a Default or an Event of Default may likely occur, which actions shall include, but not be limited to, the following: (i) inspect the facilities of the Company and its Subsidiaries or conduct audits or appraisals of the financial condition of the Company and its Subsidiaries; (ii) have an accounting or other firm selected by the Holder review the books and records of the Company and any of its Subsidiaries and perform a thorough and complete examination thereof;
(iii) interview the Company's and each of its Subsidiaries' employees, attorneys, accountants, customers and any other Persons related to the Company or such Subsidiaries which the Holder believes may have relevant information concerning the business, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries; and (iv) undertake any other action which the Holder believes is necessary to assess accurately the financial condition and prospects of the Company and/or its Subsidiaries; (f) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving the Company, any of its Subsidiaries or any other Affiliate of the Company that is guarantying or otherwise securing the payment and performance of this Note; (g) any actions taken to verify, maintain, perfect and protect any Lien granted to the Holder to secure repayment of this Note; or (h) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any Collateral, including in


                                      -7-
                                  TERM A NOTE
connection with any case under Bankruptcy Law. The Company Parties hereby consent to the taking of the foregoing actions by the Holder.

         15. EXTENSION OF TIME. The Holder may, at its sole option, extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgence without affecting or diminishing the Holder's right to full recourse against the Company Parties hereunder, which right is expressly reserved.

         16. NOTATIONS. Before disposing of this Note or any portion thereof, the Holder may make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by the Company Parties with respect thereto.

         17. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         18. CAPTIONS; CONSTRUCTION AND INTERPRETATION. The captions contained in this Note are for convenience of reference only, do not constitute a part of this Note and are not to be considered in construing or interpreting this Note. The Company Parties and the Holder have each been represented by counsel in the negotiation and drafting of this Note, and neither the Company Parties nor the Holder nor their respective counsel shall be deemed the drafter of this Note for purposes of construing the provisions of this Note. All provisions of this Note shall be construed in accordance with their fair meaning, and not strictly for or against the Company Parties or the Holder.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


                                      -8-
                                  TERM A NOTE

         19. WAIVER OF JURY TRIAL. EACH COMPANY PARTY AND THE HOLDER (BY ACCEPTANCE THEREOF) HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BROUGHT TO RESOLVE ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS NOTE, ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING.

               IN WITNESS WHEREOF, the Company Parties have caused this Note to be executed and delivered by its or their duly authorized representatives on the date first above written.


                                     SIMULA, INC., an Arizona corporation


                                     By: /s/ Donald Townsend
                                        ----------------------------------------
                                     Name: Donald W. Townsend
                                     Title: President and CEO


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Executive Vice President and CFO



                                     SIMULA SAFETY SYSTEMS, INC., an Arizona
                                     corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary


                                      -9-
                                  TERM A NOTE

                                     SIMULA TRANSPORTATION EQUIPMENT CORPORATION
                                     (formerly known as Intaero, Inc.), an
                                     Arizona corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary



                                     AI CAPITAL CORP. (formerly known as Airline
                                     Interiors, an Arizona corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary



                                     SIMULA ARTCRAFT INDUSTRIES INC. (formerly known as Artcraft Industries Corp.), an Arizona corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary


                                      -10-
                                  TERM A NOTE

                                     SIMULA COMPOSITES CORPORATION (formerly
                                     known as Viatech, Inc.), a Delaware
                                     corporation



                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary



                                     SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an
                                     Arizona corporation



                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary



                                     SIMULA TECHNOLOGIES, INC., an Arizona
                                     corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary


                                      -11-
                                  TERM A NOTE

                                     INTERNATIONAL CENTER FOR SAFETY EDUCATION, an Arizona corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary



                                     SIMULA POLYMER SYSTEMS, INC., an Arizona corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary



                                     SIMULA AUTOMOTIVE SAFETY DEVICES LIMITED, a company organized and existing under the laws of the United Kingdom


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary


                                      -12-
                                  TERM A NOTE

                                     CCEC CAPITAL CORP., an Arizona corporation


                                     By: /s/ James C. Dodd
                                        ----------------------------------------
                                     Name:  James C. Dodd
                                     Title: Treasurer


                                     By: /s/ Benjamin G. Clark
                                        ----------------------------------------
                                     Name: Benjamin G. Clark
                                     Title: Assistant Secretary



ACKNOWLEDGED AND AGREED:

LEVINE LEICHTMAN CAPITAL PARTNERS
II, L.P., a California limited partnership

By:      LLCP California Equity Partners II, L.P., a
         California limited partnership, its General Partner

         By:      Levine Leichtman Capital Partners, Inc., a
                  California corporation, its General Partner

                  By: /s/ Arthur E. Levine
                     ---------------------------------
                          Arthur E. Levine
                          President


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                                  TERM A NOTE